Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The following certifications are being furnished solely to accompany the Quarterly Report on Form 10-Q of Mount Logan Capital, Inc. (the “Company”) for the quarterly period ended September 30, 2025 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof.

Certification of the Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Company hereby certifies, to such officer’s knowledge, that:

(i)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in such Report.

Date: November 13, 2025	/s/ Ted Goldthorpe
Ted Goldthorpe
Chief Executive Officer and Director
(Principal Executive Officer)

Certification of the Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Company hereby certifies, to such officer’s knowledge, that:

(i)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in such Report.

Date: November 13, 2025	/s/ Nikita Klassen
Nikita Klassen
Chief Financial Officer
(Principal Financial Officer)